Exhibit 99.1

ADAPTIN bio, Inc.

FINANCIAL STATEMENTS

For the years ended december 31, 2023 and 2022

ADAPTIN BIO, INC.
TABLE OF CONTENTS

Financial Statements
report of independent registered public accounting firm	F-3
Balance Sheets	F-4
Statements of OPERATIONS	f-5
Statements of Changes in stockholders’ DEFICIT	f-6
Statements of Cash Flows	f-7
Notes to Financial Statements	f-8

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Adaptin Bio, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Adaptin Bio, Inc. as of December 31, 2023 and 2022, and the related statements of operations, changes in stockholders’ deficit, and cash flows for each of the two years in the period ended December 31, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company's auditor since 2023.

East Brunswick, New Jersey

January 8, 2025

ADAPTIN BIO, INC.

BALANCE SHEETS

AS OF DECEMBER 31, 2023 AND 2022

	2023	2022
ASSETS
CURRENT ASSETS
Cash	$4,754	$50
Total assets	$4,754	$50

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable - trade	$280,337	$7,402
Accrued expenses	198,599	2,100
Notes Payable, net of debt issuance costs	469,762	-
Accrued interest	33,615	-
Total current liabilities	982,313	9,502
Total liabilities	982,313	9,502

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIT
Common Stock, $0.001 par value, 10,000 shares authorized, 1,505 shares issued and oustanding as of December 31, 2023 and 1,430 shares issued and outstanding as of December 31, 2022	1	1
Additional Paid-in Capital	24,115	10,419
Accumulated deficit	(1,001,675)	(19,872)
Total stockholders’ deficit	(977,559)	(9,452)
Total liabilities and stockholders’ deficit	$4,754	$50

The accompanying notes are an integral part of these financial statements.

ADAPTIN BIO, INC.
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	2023	2022
OPERATING EXPENSES
Research and development	$510,356	$-
General and administrative	366,960	11,772
Total Operating Expenses	877,316	11,772

LOSS FROM OPERATIONS	(877,316)	(11,772)
Interest Expense	104,487	-
Net loss before provision for income taxes	(981,803)	(11,772)
Provision for income taxes	-	-

NET LOSS	$(981,803)	$(11,772)

NET LOSS PER SHARE
Net loss per common share, basic and diluted	$(655.41)	$(8.23)
Weighted average number of common shares outstanding	1,498	1,430

The accompanying notes are an integral part of these financial statements.

ADAPTIN BIO, INC.
STATEMENTS OF STOCKHOLDERS’ DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance as of December 31, 2021	1,430	$1	$6,836	$(8,100)	$(1,263)
Other Capital Contributions	-	-	3,583	-	3,583
Net loss	-	-	-	(11,772)	(11,772)
Balance as of December 31, 2022	1,430	1	10,419	(19,872)	(9,452)
Common stock issued	75	-	13,189	-	13,189
Other Capital Contributions	-	-	507	-	507
Net loss	-	-	-	(981,803)	(981,803)
Balance as of December 31, 2023	1,505	$1	$24,115	$(1,001,675)	$(977,559)

The accompanying notes are an integral part of these financial statements.

ADAPTIN BIO, INC.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	2023	2022
CASH FLOWS USED BY OPERATING ACTIVITIES
Net loss	$(981,803)	$(11,772)
Adjustments to reconcile net loss to net cash used in operating activities:
Issuance of common stock for license agreement	13,189	-
Amortization of debt issuance costs	70,872	-
Payment of operating expenses as additional paid-in capital by founders	507	3,583
Changes in operating assets and liabilities:
Accounts payable - trade	272,935	6,391
Accrued expenses	230,114	1,848
Net cash provided by (used by) operating activities	(394,186)	50

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES
Proceeds from Notes Payable	500,000	-
Payment of debt issuance costs	(101,110)	-
Net cash provided by financing activities	398,890	-

NET INCREASE IN CASH	4,704	50
Cash - Beginning of Year	50	-
CASH - END OF YEAR	$4,754	$50
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes	$-	$-
Cash paid for interest expense	$-	$-

The accompanying notes are an integral part of these financial statements.

ADAPTIN BIO, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

NOTE 1	NATURE OF OPERATIONS

Adaptin Bio, Inc., a Delaware corporation, was founded as Centaur Bio, Inc. in 2021, (the “Company”) and changed its name in 2024. The Company is dedicated to the development and commercialization of products utilizing novel technology that enhances the delivery of drugs and other compounds to the brain and other tissues for a variety of indications. The Company’s novel technology was originally developed by researchers in the Department of Neurosurgery at Duke University and licensed by the Company in 2023. (See Note 8).

For many drugs and diagnostic agents, no readily available technology permits effective delivery of a broad range of difficult-to-deliver drugs to specific areas of the body. The Company’s technology is engineered to facilitate the transport of therapeutics to tissues of interest, including the brain, potentially generating improved treatments for solid tumors and central nervous system (“CNS”) disorders.

The first application of the Company’s precision medicine technology is a Brain Bispecific T Cell Engager (“BRiTE”). BRiTE focuses on the transport of difficult-to-deliver T cell targeting agents across the blood brain barrier, allowing access to the brain. BRiTE is a translatable method to specifically target malignant glioma using a tumor-specific, fully human bispecific antibody that redirects patients’ own T cells to recognize and destroy tumor cells. The lead product, APTN-101, a proprietary EGFRvIII x CD3 BRiTE, has shown the ability to eliminate malignant glioma tumors in a variety of aggressive preclinical orthotopic tumor models and the Company intends to complete IND-enabling pre-clinical studies and initiate the first-in-human studies in 2025.

GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As of December 31, 2023, the Company had cash on hand of $4,754 and an accumulated deficit of $1,001,675. The Company intends to continue the conduct of significant development activities that began in 2023 which, together with expenses incurred for general and administrative expenses, are expected to result in continuing operating losses for the foreseeable future. The amount of future losses and when, if ever, the Company will achieve profitability are uncertain. The Company’s ability to achieve profitability will depend, among other things, on successfully completing clinical studies, obtaining requisite regulatory approvals, establishing appropriate pricing for its product with payers, and raising sufficient funds to finance the Company’s activities. No assurance can be given that the Company’s clinical development efforts will be successful, that regulatory approvals will be obtained, or that the Company will be able to achieve appropriate pricing and market access or that profitability, if achieved, can be sustained. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments related to the outcome of this uncertainty.

Management has evaluated the Company’s operating plan against its existing cash and determined that the Company expects to be unable to support its operations and fund its obligations for the next twelve months from the date of issuance of these financial statements. The Company’s ability to execute its operating plan depends on the Company’s ability to obtain additional funding through equity offerings and debt financings. The Company plans to continue to fund its losses from operations through cash and cash equivalents on hand, as well as through future equity offerings, debt financings, or other third-party funding. There can be no assurance that additional funds will be available when needed from any source or, if available, will be available on terms that are acceptable to the Company. Even if the Company raises additional capital, it may also be required to modify, delay or abandon some of its plans which could have a material adverse effect on the business, operating results and financial condition and its ability to achieve its intended business objectives. Any of these actions could materially harm the business, results of operations and future prospects.

ADAPTIN BIO, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

NOTE 2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements of the Company have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Update (“ASU”) of the Financial Accounting Standards Board (“FASB”). These financial statements are presented in U.S. Dollars as that is the Company’s functional currency.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates and assumptions reflected in the financial statements relate to and include, but are not limited to, the fair value of common stock and other assumptions used to measure share-based consideration transferred for acquired assets under the Duke License (See Note 5 and Note 8), and prepaid expenses and accrued liabilities that are measured based on progress toward completion of research and development projects.

Future events and their effects cannot be predicted with certainty; accordingly, accounting estimates require the exercise of judgment. Accounting estimates used in the preparation of these financial statements change as new events occur, as more experience is acquired, as additional information is obtained and as the operating environment changes.

Segments

Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision-maker in making decisions regarding resource allocation and assessing performance. The Company views its operations and manages its business as a single segment.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of 90 days or less on the date of purchase to be cash equivalents. The carrying value of cash and cash equivalents approximates fair value due to the short-term nature of these items.

Currently, all cash is deposited in one financial institution. The balances are insured by the Federal Deposit Insurance Corporation (FDIC) up to certain limits. In the event there is cash in the bank, it may, at times, exceed FDIC insurable limits. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial position.

ADAPTIN BIO, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Derivative Liability

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company analyzes all financial instruments, including its convertible debt under the FASB ASC Topic No. 815 Derivatives and Hedging (“ASC 815”) to determine if such instruments contain features that qualify as embedded derivatives. The accounting treatment of derivative financial instruments requires that the Company record embedded conversion options and any related freestanding instruments at their fair values as of the inception date of the agreement and at fair value as of each subsequent balance sheet date. Any increase or decrease in the fair value would be recorded in the results of operations within other income/expense as change in fair value of derivative liabilities. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is reassessed at the end of each reporting period.

Upon conversion or repayment of a debt or equity instrument in exchange for equity shares, where the embedded conversion option has been bifurcated and accounted for as a derivative liability (generally convertible debt), the Company would record the equity shares at fair value on the date of conversion, relieve all related debt, derivative liabilities, and unamortized debt discounts, and recognize a net gain or loss on debt extinguishment, if any.

Accrued Expense

Accrued expenses consist primarily of research and development, legal, consulting and license-related fees.

Research and Development

Research and development costs are charged to expense as costs are incurred in performing research and development activities. To date, the Company’s research and development costs consist primarily of costs related to obtaining the license to its technology (see Notes 1 and 8) and conducting pre-clinical IND-enabling activities. It is anticipated that additional expenses in future periods for both pre-clinical and clinical activities will consist primarily of fees paid to contract research organizations (CROs) and to contract manufacturing organizations (CMOs).

Research and development expenses include direct costs associated with pre-clinical activities and will, in future periods, include direct costs associated with CROs, direct CMO costs for the formulation and packaging of trial material, as well as investigator and patient related costs at sites at which the Company’s clinical trials will be conducted. Direct costs associated with the Company’s CROs and CMOs are generally payable on a time and materials basis, or when milestones are achieved. The invoicing from third-party vendors can be for work performed on a time and material basis or reflecting milestones outlined in the initial contract for services and may not reflect actual work performed as of a specific measurement date. The Company records expenses for its pre-clinical and clinical activities performed by third parties based upon estimates of the percentage of work completed of the total work over the life of the individual study in accordance with agreements established with the third-party vendors. The Company determines the estimates through discussions with development personnel, third-party vendors as to the progress or stage of completion of trials or services and the agreed upon fee to be paid for such services based on facts and circumstances known to the Company as of each balance sheet date. The actual costs and timing of clinical trials are highly uncertain, subject to risks and may change depending upon a number of factors, including the Company’s clinical development plan. If the actual timing of the performance of services of the level of effort varies from the estimate, the Company will adjust the accrual accordingly. If the receipt of invoices is in advance of estimated work performed, the Company will record a prepaid expense as of the measurement date.

ADAPTIN BIO, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Research and development expenses also include the cost of in-process research and development (“IPR&D”) assets purchased in an asset acquisition transaction. IPR&D assets are expensed unless the assets acquired are deemed to have an alternative future use, provided that the acquired assets did not also include processes or activities that would constitute a business as defined under US GAAP, the technology has not received regulatory approval for marketing and, absent obtaining such approval, has no established alternative future use. Acquired IPR&D payments are immediately expensed in the period in which they are incurred and include upfront payments, as well as subsequent pre-commercial milestone payments. Research and development costs after the acquisition are expensed as incurred. The costs associated with maintaining the patents after the acquisition are the responsibility of the Company and will be expensed as incurred as a general and administrative expense.

Income Taxes

Deferred income taxes are provided on temporary differences between financial statement and income tax reporting. Temporary differences are differences between the amounts of assets and liabilities reported for financial statement and income tax purposes.

Deferred tax assets are recognized for temporary differences that will be deductible in future years’ tax returns and for operating loss and tax credit carryforwards. Deferred tax assets are recognized only if it is more likely than not that a tax position will be realized or sustained upon examination by the relevant taxing authority. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information.

Deferred tax assets are reduced by a valuation allowance if it is deemed more likely than not that some or all of the deferred tax assets will not be realized. Deferred tax liabilities are recognized for temporary differences that will be taxable in future years.

Net Loss per Share

Basic net loss per common share is calculated by dividing net loss by the weighted-average number of common shares outstanding for the period, without consideration for potentially dilutive securities. For the periods presented, basic and diluted net loss per common share are identical as there are currently no potentially dilutive securities issued by the Company.

ADAPTIN BIO, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Recently Adopted Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, “Improvements to Reportable Segment Disclosures”, effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. While the Company operates as a single segment, it anticipates that there may be additional disclosures required under ASU 2023-07. The Company continues to evaluate the effect of adopting this new accounting guidance on its financial statements but does not intend to early adopt.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”). The amendments in this update require that public business entities on an annual basis (1) disclose specific categories in the rate reconciliation and (2) provide additional information for reconciling items that meet a quantitative threshold (if the effect of those reconciling items is equal to or greater than 5 percent of the amount computed by multiplying pretax income [or loss] by the applicable statutory income tax rate). The amendments also require entities on an annual basis to disclose disaggregated amounts of income taxes paid. ASU 2023-09 is effective for annual periods beginning after December 15, 2024. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The Company is evaluating the effect of adopting this new accounting guidance on its financial statements but does not intend to early adopt. The Company does not currently believe that adoption will have a material impact on its financial statements.

The Company has also considered other recent accounting pronouncements and concluded that they are either not applicable to the business or that the effect is not expected to be material to the financial statements as a result of future adoption.

Significant Risks and Uncertainties

The Company is subject to challenges and risks specific to its business and its ability to execute on its strategy, as well as risks and uncertainties common to companies in the pharmaceutical industry, including, without limitation, risks and uncertainties associated with: obtaining regulatory approval of its product candidate; delays or problems in the supply of its study drug or failure to comply with manufacturing regulations; identifying, acquiring or in-licensing product candidates; pharmaceutical product development and the inherent uncertainty of clinical success; and the challenges of protecting and enhancing its intellectual property rights; and complying with applicable regulatory requirements.

Further, the Company may be impacted by general economic, political, and market conditions, including overall fluctuations in the financial markets in the U.S. and abroad.

ADAPTIN BIO, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

NOTE 3	ACCRUED LIABILITIES

Accrued liabilities comprised the following as of December 31, 2023 and 2022:

	2023	2022
Accrued professional fees	$3,596	$-
Accrued consulting fees	3,604	1,800
Accrued legal fees	629	-
Accrued fees of license agreement	163,565	-
Accrued research and development	26,905	-
Accrued franchise taxes	300	300
	$198,599	$2,100

NOTE 4	NOTES PAYABLE

In April 2023, the Company entered into Securities Purchase Agreements with accredited investors that provides for an aggregate of up to $500,000, 10% secured promissory notes payable to the investors with a term of twelve months from the issuance date (or prepayable in the event of a Qualified Offering) (the “2023 Senior Debt”). A Qualified Offering is defined under these agreements as the closing of the first offering (public or private) by the Company after the original issue date of its Common Stock or Common Stock Equivalents with gross proceeds to the Company (before underwriter, placement agent or broker discounts and commissions and expenses of the offering) of $5,000,000 or more. Additionally, the Securities Purchase Agreement provides the buyers to be issued Warrants, exercisable beginning on the closing of a Qualified Offering. These Warrants have an exercise price of the price of a Common Share equal to the Qualified Offering price and have a term of five years from the closing of a Qualified Offering. As of December 31, 2023, the Company has issued an aggregate of $500,000 in 2023 Senior Debt. In addition, the Company incurred debt issuance costs of $101,110 which will be amortized over the life of the loans with such amortization recorded as interest expense. As of December 31, 2023, the notes, net of unamortized debt issuance costs, total $469,762. Interest expense for the year ended December 31, 2023 was $104,487 including $33,615 of interest expense and $70,872 of amortization of debt issuance costs.

As the terms of the Qualified Offering are not yet determined the Company is unable to determine the number or pricing of the warrants. At issuance, these warrants are generally not a liability within the scope of ASC 480 if it is within the reporting entity’s control to decide whether it will enter into a Qualified Offering and, if so, at what terms. Accordingly, the Company has determined that there will be no accounting recognition of these warrants until the terms of the Qualified Offering are determined and the Qualified Offering has closed. Once the terms of the Qualified Offering are known, the Company may be able to estimate the value and begin to evaluate the accounting implications (liability vs equity), however, that will not become final until the Qualified Offering closes.

NOTE 5	COMMITMENTS AND CONTINGENCIES

Litigation

While there is currently no ongoing litigation, the Company may, from time to time, be involved in various legal matters that arise in the ordinary course of business. Should matters arise, management will then make a determination as to the ultimate disposition of these matters and measure if it could have a material adverse effect on the Company’s financial position, results of operations or liquidity.

ADAPTIN BIO, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

License Agreement

In January 2023, the Company entered into a patent license agreement with Duke University and the National Cancer Institute, under the agency of the U.S. Department of Health and Human Services (the “Duke License”) for an exclusive, world-wide, sub-licensable license to the technology more fully described in Note 1 and Note 8. The Duke License was amended in August 2024 to include improvements within the definitions of patent rights and technical information. As a component of the Duke License, the Company agreed to make payments based on clinical and commercial milestones and continuing royalty payments on any sales made after approval by regulatory authorities. These milestones include initiation of Phase II or Phase III clinical trials, submission of applications for market approval in multiple jurisdictions including the US, EU and Japan and the initiation of post-approval commercial sales in the same jurisdictions. Based on an assumption that all milestones related to the current development program are met during the course of the Duke License, these milestone payments would total approximately $11.7 million. As of December 31, 2023, the Company has not met any milestones as defined in the agreement and, accordingly, has recorded no expense or liability related to such payments.

The Company also agreed to pay royalties equal to low- to mid- single digit percentages of annual net sales on a country-by-country and product-by-product basis subject to downward adjustment to low single digit percentages of our net annual sales in the event there is no valid claim of a patent for the product, with minimum annual royalty levels established. We also must pay Duke low to mid-double digit percentages of any sublicensing fees as set forth in the Duke License. The Company has not recorded and does not owe any royalties or sublicensing fees for the year ended December 31, 2023.

NOTE 6	INCOME TAXES

The Company believes that there are no uncertain tax positions for which a liability (unrecognized tax benefit) should be recognized. The federal and state income tax returns of the Company are subject to examination by the Internal Revenue Service and state taxing authorities, generally for three years after they were filed.

The Company has incurred net operating losses (“NOL”) for U.S. tax purposes. As of December 31, 2023, the Company has $1,001,674 related to U.S. NOLs that may be carried forward and are available to reduce future taxable income. At December 31, 2022, the U.S. NOLs were $19,872.

The NOL carryforwards are subject to review and possible adjustment by the U.S. and state tax authorities. NOL carryforwards may become subject to an annual limitation in the event of certain cumulative changes in the ownership interest of significant shareholders, as defined under Section 382 Internal Revenue Code. This could limit the amount of NOLs that the Company can utilize annually to offset future taxable income or tax liabilities. As of December 31, 2023, the Company has not performed such an analysis evaluating the potential limitation of the Company’s net operating loss carryforwards due to the “change in ownership” provisions as defined under Sections 382 and 383 of the Internal Revenue Code. Subsequent ownership changes and proposed future changes to tax rules in respect of the utilization of losses carried forward may further affect the limitation in future years.

ADAPTIN BIO, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The net deferred tax assets have not been recognized in these financial statements because the criteria for recognition of these assets were not met. Accordingly, the Company has recorded a valuation allowance against its deferred tax assets for the year ended December 31, 2022 of $4,670 and subsequently increased that valuation allowance by $230,724 to $235,394 for the year ended December 31, 2023 related to the increase in the net operating loss carryforwards as the realization of the deferred tax assets cannot occur until there is future taxable income, the certainty of which cannot be determined.

The components of the deferred tax assets and the valuation allowance are shown below. The state carryforwards are shown net of federal tax benefit.

	2023	2022
Deferred tax assets:
Net operating loss carryforward - Federal	$210,352	$4,173
Net operating loss carryforward - State	25,042	497
Total deferred tax assets	235,394	4,670
Less-Valuation allowance	(235,394)	(4,670)
	$-	$-

The reasons for the difference between actual income tax benefit and the amount computed by applying the statutory federal income tax rate to the losses before income tax benefit are as follows:

	2023	2022
Rate Reconciliation:
Statutory federal rate	21.00%	21.00%
Statutory state rate (net of federal benefit)	2.00%	2.00%
Effect of increase in valuation allowance	-23.00%	-23.00%
Effective tax rate	0.00%	0.00%

NOTE 7	SHAREHOLDERS’ EQUITY

Common Stock

The Company’s Certificate of Incorporation provides the authority to issue common stock, fully voting and participating, with a $0.001 par value, of which 10,000 shares were authorized. In 2021, a total of 1,430 shares were issued to the founding shareholders.

In February 2023, 75 shares were issued to Duke University pursuant to the Duke License (see Note 8). A total of 1,430 shares were outstanding as of December 31, 2022 and 1,505 shares are outstanding as of December 31, 2023.

ADAPTIN BIO, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

NOTE 8	LICENSE AGREEMENT

In January 2023, the Company entered into the Duke License for an exclusive, world-wide, sub-licensable license to the technology more fully described in Note 1 and Note 5. Under the terms of this agreement, the Company issued a five percent (5%) common stock ownership interest, or 75 common shares, in the Company at a value of $175.86 per share.

The estimated fair value of the Company’s common stock was determined by a third-party independent valuation firm in accordance with the guidelines outlined in the American Institute of Certified Public Accountants Practice Aid, “Valuation of Privately-Held-Company Equity Securities Issued as Compensation”. These valuations took into account numerous factors, including developments at the Company and market conditions.

Consistent with FASB ASC 820-10-35-24, if multiple valuation techniques are used to measure fair value, the results (respective indications of fair value) should be evaluated and weighted, as appropriate, considering the reasonableness of the range indicated by those results. A fair value measurement is the point within that range that is most representative of fair value in the circumstances. The February 2, 2023 valuation utilized multiple valuation techniques that considered a set of discrete potential liquidity scenarios for the Company, the value common stock would receive in each scenario, and the time required and risk inherent in achieving those values. The third-party valuation expert examined the following scenarios for the Company: (i) the net assets of the Company or the Asset Approach; (ii) a recently executed term sheet related to a proposed merger transaction and capital raise or the Market Approach; and (iii) dissolution or the failure scenario. The Asset Approach was assumed to be appropriate given the Company’s limited operations and expenditures to date as of the valuation date. The Asset Approach was weighted at 80% assuming continued operations as the funding proposed in the term sheet is non-binding and the Company has no assurance such funding will occur. The Market Approach utilized a back-solve methodology to determine the value of the common stock based on the terms outlined in the term sheet assuming the contemplated transaction is consummated and was weighted at 10% as there is limited or no assurance such transaction will be completed. Finally, the failure scenario was weighted at 10% assuming that the Company is unable to obtain suitable financing and would discontinue operations.

In accordance with ASC 805, the license agreement was evaluated and the Company concluded that substantially all of the value acquired is concentrated in a group of similar identifiable IPR&D assets. Accordingly, it has been accounted for as an asset acquisition as the technology transferred to the Company had not yet received regulatory approval and the IPR&D did not have an alternative use. The Company recorded research and development expense related to the issuance of the common stock of $13,189 during the year ended December 31, 2023. In addition, the Company agreed to reimburse the licensor for all patent related costs previously incurred for the technology prior to the license execution date. The total of these costs was approximately $327,000. The Company expensed these costs in their entirety upon execution of the Duke License as a research and development expense as they were deemed to be part of the acquisition price of the IPR&D. Any unpaid amounts are reflected in accrued expenses. Reimbursement for these costs will be made in four equal installments with the first two payments having been made in 2023. At December 31, 2023, the Company had a remaining liability of $163,565 included in accrued expenses on the balance sheet. The Company further agreed to make payments based on clinical and commercial milestones and continuing royalty payments on any sales made after approval by regulatory authorities (See Note 5).

ADAPTIN BIO, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

NOTE 9	RELATED PARTIES

Dr. Michael Roberts and Dr. Simon Pedder are both shareholders of the Company and the only members of the Company’s Board of Directors.

Dr. Roberts currently owns 1,000 shares of the common stock of the Company, or 66% of outstanding shares. During the year ended December, 31, 2022, Dr. Roberts has directly paid operating expenses of the Company of approximately $2,508 and such payments were recorded as additional paid-in capital. During the year ended December 31, 2023, Dr. Roberts paid $507 of such expenses on behalf of the Company. Additionally, the Company paid Dr. Roberts $15,000 and recorded additional accounts payable of $30,000 in consulting fees in 2023.

Dr. Pedder currently owns 430 shares of the common stock of the Company, or 29% of outstanding shares. During the year ended December 31, 2022, Dr. Pedder has directly paid operating expenses totaling approximately $1,075 and such payments were recorded as additional paid-in capital. During the year ended December 31, 2023, Dr. Pedder made no such payments on behalf of the Company. Additionally, the Company paid Dr. Pedder $10,000 and recorded additional accounts payable of $20,000 in consulting fees in 2023.

NOTE 10	SUBSEQUENT EVENTS

Convertible Notes

In February 2024, the Company entered into Securities Purchase Agreements with certain accredited investors that provide for an aggregate of up to $1,000,000, 10% secured subordinated convertible promissory notes payable to investors with a term of twelve months from the issuance date (the “2024 Convertible Debt”). Additionally, the Securities Purchase Agreements provide that, upon a Qualified Offering, the debt together with all accrued but unpaid interest at the date of conversion shall automatically be converted into shares of the Company’s $0.0001 per share par value common stock (the “Conversion Shares”) at a conversion price equal to 75% of the gross offering price to the investors in the Qualified Offering. A Qualified Offering is defined under these agreements as the closing of the first offering (public or private) by the Company after the original issue date of its Common Stock or Common Stock Equivalents with gross proceeds to the Company (before underwriter, placement agent or broker discounts and commissions and expenses of the offering) of $5,000,000 or more inclusive of the 2023 Senior Debt of $500,000 and the 2024 Convertible Debt of $1.0 million. As of September 30, 2024, the Company has issued an aggregate of $1,000,000 in 2024 Convertible Debt with maturities ranging from March 2025 to September 2025. In addition, the Company incurred debt issuance costs of approximately $127,510 which will be amortized over the life of the loans with such amortization recorded as interest expense.

ADAPTIN BIO, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Derivative Liability

The Company’s 2024 Convertible Debt, together with all accrued but unpaid interest at the date of conversion, shall automatically be converted into shares of the Company’s $0.0001 per share par value common stock (the “Conversion Shares”) at a conversion price equal to 75% of the gross offering price to the investors in the Qualified Offering. The Company evaluated this embedded feature under the guidance of ASC 815 and determined that it required bifurcation of the embedded derivative liability from the underlying debt at its fair value. While the number of common shares to be issued under these agreements is undetermined, this feature results in a fixed monetary amount of the settlement with a variable number of Conversion Shares issued. As the price per share under a Qualified Offering is unknown and the number of shares to be issued is variable, the resulting intrinsic value would be the same regardless of the Conversion Price. Accounting standards require that the Company recognize the derivative as a liability, based on its underlying instrument, in the balance sheet and measure the instrument at fair value at each balance sheet date. A change in the market value of the financial instrument would be recognized as a gain or loss in the results of operations in the period of change.

2024 Convertible Debt Amendment

At issuance, the 2024 Convertible Debt was convertible into Conversion Shares as more fully detailed above. With the agreement of the holders of the 2024 Convertible Debt, the Company has amended the 2024 Convertible Debt to be convertible into shares of common stock of either the Company or any entity that directly or indirectly through one or more intermediaries, controls the Company. The terms of the conversion remain as detailed above. A “Qualified Offering” , as amended, means the closing of the first offering (public or private) by the Company or its parent after the original issue date of the Company’s or its parent’s common stock with gross proceeds to the Company or its parent (before underwriter, placement agent or broker discounts and commissions and expenses of the offering) of $5,000,000 or more inclusive of the 2023 Senior Debt of $500,000 and the 2024 Convertible Debt of $1.0 million.

2023 Senior Debt Modification

In November 2024, the Company entered into Note Exchange Agreements with the holders of the 2023 Senior Debt (see Note 4) whereby these 10% secured promissory notes payable to holders with a term of twelve months from the issuance date shall be cancelled and exchanged for the Company’s 10% Secured Convertible Promissory Notes (the “Exchange Notes”). The Exchange Notes will be issued in the aggregate principal amount of $500,000 and provide that, upon the closing of a Qualified Offering, the outstanding principal amount, together with all accrued but unpaid interest, at the date of conversion shall automatically be converted into shares of common stock of the Company or its parent (the “Conversion Shares”) at a conversion price equal to 75% of the gross offering price to the investors in the Qualified Offering (the “Conversion Price”). A Qualified Offering is defined in the Exchange Notes as the closing of the first offering (public or private) by the Company or its Parent after the Original Issue Date of the Company’s or the Parent’s common stock (the “Offering Stock”)with gross proceeds to the Company or its Parent (before underwriter, placement agent or broker discounts and commissions and expenses of the offering) of $5,000,000 or more, including the aggregate principal amount of, together with all accrued but unpaid interest on, this Note and the other Notes that will convert thereupon.

ADAPTIN BIO, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Additionally, as contemplated in connection with the issuance of the 2023 Senior Debt, the holders will be issued warrants to purchase up to a number of shares of Common Stock equal to fifty percent (50%) of the number of shares of Common Stock that the principal amount of the Notes issued to the initial Holder would purchase at the Qualified Offering Price. These warrants are exercisable beginning on the closing of a Qualified Offering, have an exercise price of the price of a Common Share equal to the Qualified Offering price and have a term of five years from the closing of a Qualified Offering.

Lastly, as an inducement to enter into the Note Exchange Agreements, the holders are to be issued additional warrants to purchase up to a number of shares of Common Stock equal to fifty percent (50%) of the number of shares of Common Stock that the principal amount of the Notes issued to the initial Holder would purchase at the Conversion Price. The purchase price of one share of Common Stock under this Warrant shall be equal to the Conversion Price. These warrants are exercisable beginning on the closing of a Qualified Offering and have a term of five years from the closing of a Qualified Offering.

As the terms of the Qualified Offering are not yet finalized, the Company is unable to determine the number or pricing of these warrants. At issuance, these warrants are generally not a liability within the scope of ASC 480 if it is within the reporting entity’s control to decide whether it will enter into a Qualified Offering and, if so, at what terms. Accordingly, the Company has determined that there will be no accounting recognition of these warrants until the terms of the Qualified Offering are determined and the Qualified Offering has closed. Once the terms of the Qualified Offering are known, the Company may be able to estimate the value and begin to evaluate the accounting implications (liability vs equity), however, that will not become final until the Qualified Offering closes.